Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING GROUP REPORTS RECORD FOURTH

QUARTER AND FULL YEAR OPERATING RESULTS

Irving, TX – March 1, 2007 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported record financial results for the quarter and year ended December 31, 2006.

Summary 2006 Fourth Quarter Highlights:

Net revenue for the quarter ended December 31, 2006 grew 23.9% to $77.2 million from $62.3 million in the fourth quarter of 2005. Income from operations for the three months ended December 31, 2006 grew 173.3% and totaled $18.9 million compared with $6.9 million in the quarter ended December 31, 2005. The Company reported a basic and diluted net income per share of $0.16 for the three months ended December 31, 2006 compared with a basic and diluted net loss per share of $0.22 in the fourth quarter of 2005. During the fourth quarter of 2006, the Company incurred $0.3 million of non-cash employee stock option expense pursuant to its adoption of SFAS No. 123(R) on January 1, 2006. The Company did not incur any employee stock option expense in the fourth quarter of 2005.

Broadcast cash flow rose 59.7% to $33.8 million in the fourth quarter of 2006 compared with $21.1 million in the fourth quarter of 2005. EBITDA totaled $29.3 million for the fourth quarter of 2006, a 67.9% increase over the fourth quarter of 2005, while free cash flow rose to $12.4 million in the fourth quarter of 2006, a $7.1 million increase compared with the fourth quarter of 2005. “Broadcast cash flow,” “EBITDA” and “Free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

Fourth quarter 2006 gross political advertising revenue was $16.7 million, compared to approximately $0.9 million in the fourth quarter of 2005. While political spending displaced traditional advertising in the first part of the 2006 fourth quarter, gross local and national advertising revenues increased by 4.1% in December 2006 compared with December 2005.

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Nexstar Broadcasting Group, 3/1/07	page 2

Summary 2006 Year-End Highlights:

For the full year, net revenue for 2006 was $265.2 million, a 15.8% increase over $228.9 million for 2005. Gross local and national advertising revenues increased by 6.4% in 2006 compared with 2005. Gross political advertising was $27.0 million in 2006 compared with $2.2 million in 2005. The Company reported a basic and diluted net loss per share of $0.32 for 2006, compared with a basic and diluted net loss per share of $1.72 for 2005.

Broadcast cash flow in 2006 was $103.1 million, a 37.6% rise from 2005. EBITDA totaled $88.5 million for 2006, a 40.0% increase over 2005, while free cash flow rose to $27.5 million in 2006, a $13.3 million increase over 2005.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Concluding what was already an impressive year, Nexstar generated a 24% increase in fourth quarter revenue, which again significantly exceeded growth in the industry and consensus expectations. Strong political spending in our markets, the ongoing benefits of retransmission consent revenues and gains in local ad sales were all drivers of our top line performance during the period.

“Fourth quarter BCF, EBITDA and free cash flow increases of 60%, 68% and 133%, respectively, underscore the significant leverage in our operating model and the value of our focus on developing new revenue sources, managing costs and diversifying our portfolio and operations.

“Nexstar has led industry innovation with our shared services agreements, local sales and news leadership and negotiation of retransmission consent agreements. We continue to position the Company for ongoing growth in 2007 and beyond as we further diversify our core revenue base with new media initiatives featuring a ‘community portal’ approach to offering additional content and interactive options for consumers and advertisers. Nexstar’s emphasis on serving communities in its medium-sized markets has resulted in the development of strong local franchises well positioned to profitably compete for viewers and advertisers in both our core television business and our digital media platforms.

“Finally, throughout 2006 we made meaningful progress in reducing our leverage. At year end the Company’s total leverage of outstanding debt to EBITDA at the operating company was reduced to 5.7x, down significantly from 8.3x at December 31, 2005. We remain focused on taking actions which will contribute to the overall growth of shareholder value.”

Completed Acquisition

Nexstar borrowed under its credit agreement and on December 31, 2006, the Company closed on its acquisition of WTAJ-TV, the CBS affiliate serving the Johnstown/Altoona, Pennsylvania

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market, and WLYH-TV, the CW affiliate serving the Harrisburg/Lancaster/Lebanon/York, market, for $55.8 million, exclusive of closing adjustments and transaction costs, from Television Station Group Holdings, LLC. WLYH-TV is programmed by a third party under a time brokerage agreement that extends until 2015. The purchase price multiple was approximately 8.0x the station’s pro forma 2006 broadcast cash flow. The acquisition complements the Company’s current Pennsylvania television station cluster located in Wilkes Barre/Scranton and Erie.

Outstanding Debt

The Company’s total debt at December 31, 2006 was $681.1 million, compared to $646.5 million at December 31, 2005. As of December 31, 2006 and 2005, total bank debt under Nexstar’s and Mission’s senior credit facilities was $370.1 million and $347.6 million, respectively. As defined per the Company’s credit agreement, consolidated total debt was $556.7 million at December 31, 2006, net of cash on hand of $11.2 million, which resulted in a leverage ratio of 5.7x, compared to a permitted leverage covenant of 7.0x. The Company has reduced its leverage multiple by over 2.5x during 2006 from 8.3x at year-end 2005. Nexstar Broadcasting, Inc., a subsidiary of the Company, as well as Mission Broadcasting, Inc., are borrowers under senior secured credit facilities. Covenants under the Company’s credit agreement exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which accreted to $113.2 million as of December 31, 2006.

Total interest expense in the fourth quarter of 2006 was $13.2 million, compared to $11.9 million for the same period in 2005. The increase is primarily attributable to higher interest rates under the Company’s senior credit facilities. Cash interest for the fourth quarter of 2006 was $9.6 million, compared to $8.7 million for the same period in 2005. Cash interest excludes non-cash interest expense related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Summary 2007 First Quarter Outlook

Nexstar today issued the following outlook for the three-month period ending March 31, 2007:

2007 First Quarter Estimates (in millions)	Three Months Ended March 31,
	2007 Estimate	2006 Actual	Approximate Change
Net Revenue	$59.0 - $60.5	$59.8	(1.3)% - 1.2%
Station Operating Expenses	$40.0 - $41.0	$39.8	0.5% - 3.0%
Corporate Overhead	$3.3 - $3.6	$ 3.2	3.1% - 12.5%

Net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, trade and barter revenue, and other sources of revenue, less agency commissions. The Company’s expectation for net revenue growth for the three months ending March 31, 2007 assumes gross political revenue of approximately $0.1 million.

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In the quarter ended March 31, 2006, the Company recorded gross political advertising revenue of $1.9 million. Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations.

The Company’s financial outlook for the quarter ended March 31, 2007 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so. Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. EST today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800/967-7185 (719/457-2634 for international callers); no access code is needed. A replay of the call will be available through March 5, 2007 by dialing 888/203-1112 (719/457-0820 for International callers) and entering access code 4879762.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss on asset disposal, net minus broadcast rights payments.

EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending

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acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 49 television stations in 29 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 8.25% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group, 3/1/07	page 6

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Net revenue (2)	$77,194	$62,291	$265,169	$228,939

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	16,511	15,900	64,358	60,362
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	19,331	17,412	70,705	64,196
Loss on property held for sale	—	—	—	616
Loss on asset disposal, net	136	312	639	668
Trade and barter expense	5,411	5,453	18,717	19,766
Corporate expenses	4,456 (3)	3,688	14,588 (3)	11,667
Amortization of broadcast rights, excluding barter	2,026	2,161	8,091	9,810
Amortization of intangible assets	6,012	6,472	24,135	26,511
Depreciation	4,438	3,987	18,086	16,733

Total operating expenses	58,321	55,385	219,319	210,329

Income from operations	18,873	6,906	45,850	18,610
Interest expense, including amortization of debt financing costs	(13,453)	(11,928)	(51,783)	(47,260)
Loss on extinguishment of debt	—	—	—	(15,715)
Interest income	305	69	760	213
Other income (expenses), net	—	4	—	380

Income (loss) before income taxes	5,725	(4,949)	(5,173)	(43,772)
Income tax expense	(1,121)	(1,158)	(3,819)	(4,958)

Net income (loss)	$4,604	$(6,107)	$(8,992)	$(48,730)

Basic and diluted net income (loss) per share	$0.16	$(0.22)	$(0.32)	$(1.72)
Basic and diluted weighted average number of shares outstanding	28,387	28,363	28,376	28,363

(1)	Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.
(2)	Includes total cash retransmission consent compensation and retransmission advertising of approximately $4.1 million and $1.0 million for the three months ended December 31, 2006 and 2005, respectively, and $13.7 million and $2.9 million for the year ended December 31, 2006 and 2005, respectively.
(3)	Includes approximately $0.3 million and $1.6 million of non-cash employee stock option expense for the three months and year ended December 31, 2006, respectively. There was no non-cash employee stock option expense incurred for the three months and year ended December 31, 2005.

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Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Income from operations	$18,873	$6,906	$45,850	$18,610
Add:
Depreciation	4,438	3,987	18,086	16,733
Amortization of intangible assets	6,012	6,472	24,135	26,511
Amortization of broadcast rights, excluding barter	2,026	2,161	8,091	9,810
Loss on property held for sale	—	—	—	616
Loss on asset disposal, net	136	312	639	668
Corporate expenses	4,456	3,688	14,588	11,667

Less:
Payments for broadcast rights	2,175	2,384	8,284	9,704

Broadcast cash flow	$33,766	$21,142	$103,105	$74,911
Less:
Corporate expenses	4,456	3,688	14,588	11,667

EBITDA	$29,310	$17,454	$88,517	$63,244

Nexstar Broadcasting Group, Inc. Reconciliation Between Actual Consolidated Statements of Operations and Free Cash Flow (Non-GAAP Measure) (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Income from operations	$18,873	$6,906	$45,850	$18,610
Add:
Depreciation	4,438	3,987	18,086	16,733
Amortization of intangible assets	6,012	6,472	24,135	26,511
Amortization of broadcast rights, excluding barter	2,026	2,161	8,091	9,810
Loss on property held for sale	—	—	—	616
Loss on asset disposal, net	136	312	639	668
Non-cash stock option expense	339	—	1,598	—

Less:
Payments for broadcast rights	2,175	2,384	8,284	9,704
Cash interest expense	9,621	8,705	38,182	35,079
Capital expenditures	7,613	3,372	24,354	14,016
Cash income taxes, net of refunds	5	49	36	(59)

Free Cash Flow	$12,410	$5,328	$27,543	$14,208

(1)	Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

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